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                                                                      Exhibit 21
                         CONTINENTAL GLOBAL GROUP, INC.

                SUBSIDIARIES OF THE REGISTRANT AT MARCH 15, 1998


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
                                                  JURISDICTION
                                                OF INCORPORATION
      SUBSIDIARIES(1)                            OR ORGANIZATION                        PARENT COMPANY

Continental Conveyor &                               Delaware                   Continental Global Group, Inc.
  Equipment Company

Continental Conveyor &                               Australia                  Continental Conveyor &
  Equipment Pty. Ltd.                                                           Equipment Company

BCE Holdings Pty. Ltd.                               Australia                  Continental Conveyor &
                                                                                Equipment Pty. Ltd.

Continental ACE Pty. Ltd.                            Australia                  BCE Holdings Pty. Ltd.

Continental ACE Services Pty. Ltd.                   Australia                  BCE Holdings Pty. Ltd.

Continental ACE Conveyor                             Australia                  BCE Holdings Pty. Ltd.
  Components Pty. Ltd.

A. Crane Pty. Ltd.                                   Australia                  BCE Holdings Pty. Ltd.

Continental Control Systems Pty. Ltd.                Australia                  BCE Holdings Pty. Ltd. - 60%
                                                                                Continental Conveyor &
                                                                                Equipment Pty. Ltd. - 40%

Continental Conveyor                                 Delaware                   Continental Conveyor &
  International Inc.                                                            Equipment Company

Continental FSW Ltd.                                 United Kingdom             Continental Conveyor
                                                                                International Inc.

Continental MECO (Proprietary) Ltd.                  South Africa               Continental Conveyor
                                                                                International Inc.

MECO McCallum Pty. Ltd.                              Australia                  Continental Conveyor &
                                                                                Equipment Pty. Ltd.

Goodman Conveyor Company                             Delaware                   Continental Global Group, Inc.


(1) Each of the subsidiaries listed is 100% owned by its parent company, except for Continental Control Systems Pty. Ltd.
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